Exhibit 10.6

THE ORCHARD ENTERPRISES, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made as of [DATE], by and between The Orchard Enterprises, Inc., a Delaware corporation (the “Company”), and [NAME] (“Executive”).

In consideration of the mutual covenants and representations set forth below, the Company and Executive agree as follows:

1.     Award of Shares.  Subject to the terms and conditions of this Agreement and pursuant to the Company’s Amended and Restated 2008 Stock Plan (the “Plan”), the Company hereby awards to Executive [# OF SHARES] shares of the Company’s Common Stock (the “Shares”).

2.     Terms of Plan.  The Shares granted pursuant to this Agreement are granted subject to the terms and conditions set forth in the Plan, a copy of which has been delivered to Executive. All terms and conditions of the Plan, as may be amended from time to time, are hereby incorporated into this Agreement by reference and shall be deemed to be a part of this Agreement, without regard to whether such terms and conditions are otherwise set forth in this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

3.     Stock Certificate.  The Company will issue, as promptly as practicable after the date hereof, a stock certificate, registered in the name of Executive, reflecting the Shares, subject to retention in escrow as provided in Section 7.

4.     Purchase Option.

A.    Except as provided in Section 5, in the event Executive ceases to be an employee (a “Service Provider”) of the Company for any or no reason, including, without limitation, by reason of Executive’s disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall, upon the date of such termination (as reasonably fixed by the Company), have an irrevocable, exclusive option to purchase (the “Purchase Option”) any Shares which have not yet been released from the Purchase Option (the “Unreleased Shares”), at a price per share equal to the lesser of (x) the Fair Market Value (as defined in the Plan) of the Shares at the time the Purchase Option is exercised or (y) $0.01 (the “Purchase Price”).  The Company may exercise its Purchase Option as to any or all of the Unreleased Shares at any time following Executive’s termination; provided, however, that without requirement of further action on the part of either party hereto, the Company’s Purchase Option shall be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m. EST on the date that is 60 days following the date of Executive’s termination, unless the Company declines in writing to exercise its Purchase Option prior to such time.

B.     If the Company decides not to exercise its Purchase Option, it shall notify Executive within 60 days of Executive’s termination, in which event the Purchase Option shall terminate.  If the Company decides to exercise its Purchase Option, within 90 days from Executive’s termination as a Service Provider, the Company shall deliver payment to Executive, with a copy to the Escrow Agent (as defined in Section 7 hereof), by any of the following methods, in the Company’s sole discretion: (i) delivering to Executive a check in the amount of the aggregate Purchase Price, (ii) canceling an amount of Executive’s indebtedness to the Company equal to the aggregate Purchase Price, or (iii) any combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals such aggregate Purchase Price.  Upon delivery of the payment of the aggregate Purchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unreleased Shares being purchased and all related rights and interests therein, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being purchased by the Company.  In the event that Executive’s continuous status as a Service Provider terminates, and the Company neither notifies Executive within 60 days thereafter of the Company’s decision not to exercise its Purchase Option, nor delivers payment of the Purchase Price to Executive within 90 days thereafter, then the sole remedy of Executive thereafter shall be to receive the Purchase Price from the Company in the manner set forth above, and in no case shall Executive have any claim of ownership as to any of the Unreleased Shares.

C.     In the event that the Company’s Purchase Option is exercised, whether automatically in the manner provided for above or pursuant to written notice, then upon and following such exercise, the only remaining right of Executive under this Agreement shall be the right to receive the Purchase Price, and Executive have no right whatsoever to receive the Unreleased Shares.  In the event that the Company’s Purchase Option is terminated, then upon and following such termination, the only remaining right of Executive under this Agreement shall be the right to receive the Unreleased Shares, and Executive shall have no right whatsoever to receive the Purchase Price.

5.     Release of Shares From Purchase Option; Vesting.

A.    So long as Executive’s continuous status as a Service Provider has not yet terminated in each such instance, (i) one-third (1/3) of the Shares shall be released from the Purchase Option on the date one year following the date this Agreement is made, and thereafter (ii) one-twelfth (1/12) of the Shares shall be released from the Purchase Option on each third (3rd) month anniversary of the date of this Agreement for the next twenty-four (24) months.

B.     Notwithstanding the foregoing, in the event that Executive’s continuous status as a Service Provider is terminated by reason of Executive’s death, the remaining Unreleased Shares shall be released from the Purchase Option immediately.

C.     The Shares that have been released from the Company’s Purchase Option shall be delivered to Executive at Executive’s request.

6.     Restrictions on Transfer.

A.    Executive understands and agrees that the Company shall cause the legend set forth below to be placed upon any certificate(s) evidencing ownership of the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A PURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND PURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

B.     Stop-Transfer Notices.  Executive agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C.     Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

D.     Lock-Up Period.  Executive hereby agrees that Executive shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall Executive enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the 180-day period (or such other shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) following the effective date of the first registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

E.      Unreleased Shares.  No Unreleased Shares subject to the Purchase Option contained in Section 4 of this Agreement, nor any beneficial interest in such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Executive.

7.     Escrow.

A.     As security for the faithful performance of this Agreement, Executive agrees that the Shares together with a stock power in the form of Exhibit A attached to this Agreement, executed by Executive (with the date and number of Shares left blank), shall be retained by the Company or its designee (the “Escrow Agent”).  These documents shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Executive set forth in Exhibit B attached to this Agreement, which instructions are incorporated into this Agreement by this reference, and which instructions shall also be delivered to the Escrow Agent after the date hereof.

B.     Subject to the terms hereof, Executive shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares.  If, from time to time during the term of the Company’s Purchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any dividend of cash or other property on the Shares, any and all new, substituted or additional securities or cash or other consideration to which Executive is entitled by reason of Executive’s ownership of the Shares shall immediately become subject to this escrow, deposited with the Escrow Agent and included thereafter as “Shares” for purposes of this Agreement and the Company’s Purchase Option.

8.     Tax Consequences.  Executive has reviewed with Executive’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Executive understands that Executive (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.  Executive understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse.  In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Purchase Option.  Executive understands that Executive may elect to be taxed at the time the Shares are purchased rather than when and as the Purchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase.

9.     General Provisions.

A.    Choice of Law; Exclusive Jurisdiction.  This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of New York.   The parties hereto grant to the U.S. District Court for the Southern District of New York, or the Supreme Court of the State of New York, New York County, exclusive jurisdiction to hear any disputes arising out of or relating to this Agreement; no action may be instituted in any other venue.

B.     Integration.  This Agreement and the Plan represent the entire agreement between the parties with respect to the purchase of the Shares by Executive and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement and the Plan including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C.     Notices.  Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or Executive pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) 1 business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) 1 business day after being deposited with an overnight courier service, or (v) 4 days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D.     Successors.  This Agreement shall be binding upon any successors or assigns of the Company.  Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Executive and her heirs, executors, administrators, successors and assigns.

E.      Assignment.  The rights granted to Executive under this Agreement are not assignable by Executive under any circumstances.

F.     Waiver.  Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.  The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G.     Further Documents. Executive agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) Exhibits A and B of this Agreement

H.     Severability.  Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I.      Rights as Stockholder. Subject to the terms and conditions of this Agreement, Executive shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Executive delivers a fully executed copy of this Agreement (including all exhibits and attachments thereto), and until such time as Executive disposes of the Shares in accordance with this Agreement.  Upon such transfer, Executive shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Executive shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

J.      Adjustment for Stock Split.  All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K.     Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies of signed signature pages shall be binding originals.

* * * * *

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.  Executive agrees to notify the Company of any change in her address below.

EXECUTIVE	THE ORCHARD ENTERPRISES, INC.

By:
Signature	Signature

Greg Scholl
[NAME]	Print Name

President & CEO
Print Title

Address:

[ADDRESS]

EXHIBIT A

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement dated as of [DATE], the undersigned hereby sells, assigns and transfers unto_________________________________, ______________(________) shares of Common Stock of The Orchard Enterprises, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number _______ delivered herewith, and does hereby irrevocably constitute and appoint ______________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated: _____________________

(Signature)

[NAME]
(Please Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of the Restricted Stock Award Agreement between the above assignor and the above corporation, dated as of [DATE].

Instruction: Please do not fill in any blanks other than the signature and name lines.

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

[DATE]

The Orchard Enterprises, Inc.
23 East 4th Street, 3rd Floor
New York, New York 10003
Attn: Chief Financial Officer

Dear Sir:

As Escrow Agent for both The Orchard Enterprises, Inc., a Delaware corporation (the “Company”) and [NAME] (“Executive”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (the “Agreement”), dated as of [DATE], to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1.      In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Purchase Option set forth in the Agreement, the Company shall give to Executive and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company.  Executive and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.      At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check or such other form of consideration mutually agreed to by the parties) for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

3.      Executive irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Executive does hereby irrevocably constitute and appoint you as her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated.  Subject to the provisions of this paragraph 3, Executive shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.      Upon written request of Executive, unless the Purchase Option has been exercised, you will deliver to Executive a certificate or certificates representing so many shares of stock as are not then subject to the Purchase Option.

5.      If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Executive, you shall deliver all of same to Executive and shall be discharged of all further obligations hereunder.

6.      Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.      You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Executive while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.      The Company and Executive hereby jointly and severally expressly agree to indemnify and hold harmless you and your designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense incurred or suffered by you and your designees, directly or indirectly, as a result of any of your actions or omissions or those of your designees while acting in good faith and in the exercise of your judgment under the Agreement, these Joint Escrow Instructions, exhibits hereto or written instructions from the Company or Executive hereunder.

9.      You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

11.    You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

12.    You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The Company shall reimburse you for any such disbursements.

13.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint a successor Escrow Agent.

14.    You are expressly authorized to delegate your duties as Escrow Agent hereunder to any law firm, accounting firm, transfer agent or other responsible party, which delegation, if any, shall survive your resignation as Escrow Agent.

15.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

16.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

17.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or 4 days following deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:	The Orchard Enterprises, Inc.
23 East 4th Street, 3rd Floor
New York, New York 10003
Attention: Chief Executive Officer

EXECUTIVE:	[NAME]

[INSERT ADDRESS]

ESCROW AGENT:	The Orchard Enterprises, Inc.
23 East 4th Street, 3rd Floor
New York, New York 10003
Attention: Chief Financial Officer

18.    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

19.   This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

THE ORCHARD ENTERPRISES, INC.
a Delaware corporation

By:
Greg Scholl

Title: President & CEO

EXECUTIVE:

[NAME]

ESCROW AGENT:

THE ORCHARD ENTERPRISES, INC.
a Delaware corporation

By:
Nathan Fong
Title:	EVP & CFO